CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-192603 of our report dated March 26, 2014, relating to the financial statements of MEMBERS Life Insurance Company appearing in the Prospectus, which is a part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Chicago, Illinois
April 4, 2014